UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 5, 2014

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 Spruce Street, Martinsville, Virginia		24112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William L. Cooper, III resigned from the boards of directors of MainStreet BankShares, Inc.(“MainStreet”) and its wholly-owned banking subsidiary, Franklin Community Bank, N.A. (the “Bank”), effective Wednesday, February 5, 2014. Mr. Cooper was a member of the Human Resources and Executive Committees.

MainStreet believes Mr. Cooper resigned on account of a disagreement with the Bank over the resolution of credit issues concerning outstanding loans owed by him and a related entity to the Bank. The Bank was unable to reach an agreement with Mr. Cooper that complied with its credit policies and associated regulatory guidance to avoid the loans becoming criticized assets requiring significant additional amounts to be allocated to the allowance for loan losses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014	/s/ Brenda H. Smith
Brenda H. Smith
President and CEO

Date: February 11, 2014	/s/ Lisa J. Correll
Lisa J. Correll
Senior Vice President/CFO